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Exhibit 21.1

List of Subsidiaries of SERENA Software, Inc.

SERENA International (UK) Limited (an English corporation)
SERENA Software Canada Limited (a Canadian corporation)
SERENA Software GmbH Limited (a German corporation)
SERENA Software International FSC, Inc. (a Barbados foreign sales corporation)
SERENA Software France SARL (a French corporation)
SERENA Software Benelux BVBA (a Belgian corporation)

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  Exhibit 21.1
List of Subsidiaries of SERENA Software, Inc.